EXHIBIT 11

            COMMERCE GROUP CORP. AND CONSOLIDATED SUBSIDIARIES
            --------------------------------------------------

              SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                         Years Ended March 31
                                   2000          1999            1998
                                   ----          ----            ----
BASIC
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Net income for primary
 income per common share      $  (396,232)   $   (90,266)   $    118,603
                              ============   ============   ============
Weighted average number
 of common shares outstanding
 during the year - basic       12,172,867     11,165,127      10,358,132
                              ============   ============   ============
Income (loss) per common
 share - basic                $    (.0326)   $    (.0081)   $      .0115
                              ============   ============   ============

DILUTED
-------

Net income for basic and
 diluted income per
 common share                 $  (396,232)   $   (90,266)   $    118,603
                              ============   ============   ============

Weighted average number
 of common shares used in
 calculating income per
 common share                  12,172,867     11,165,127      10,358,132

Add incremental shares
 representing:
 Shares issuable upon
 exercise of stock
 options                        1,254,900        977,400       1,327,400


Shares issuable upon
 payment of stock loans
 interest and other                     0         45,606          98,000


Stock rights                      625,235        625,235               0
                              ------------   ------------   ------------

Weighted average number
 of shares used in calcu-
 lation of fully diluted
 income per share              14,053,002     12,813,368      11,783,532
                              ============   ============   ============

Fully diluted income
 (loss) per common
 share                        $    (.0282)   $    (.0070)   $      .0100
                              ============   ============   ============